CONVERTIBLE PROMISSORY NOTE

Effective Date: May 29, 2019 U.S. $100,000.00

FOR VALUE RECEIVED, KINERJAPAY CORP., a Delaware corporation ("**Borrower**"), promises to pay to DRAPER, INC a Nevada corporation, or its successors or assigns ("**Lender**"), $100,000.00 and any interest, fees, charges, and late fees accrued hereunder on the date that is twelve (12) months after the Purchase Price Date (the "**Maturity Date**") in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of ten percent (10%) per annum from the Purchase Price Date until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. This Convertible Promissory Note (this "**Note**") is issued and made effective as of May 29, 2019 (the "**Effective Date**"). This Note is issued pursuant to that certain Securities Purchase Agreement dated May 29, 2019, as the same may be amended from time to time, by and between Borrower and Lender (the "**Purchase Agreement**"). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

1. Payment; Prepayment.

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Notwithstanding the foregoing, Borrower shall have the right to prepay all or any portion of the Outstanding Balance (less such portion of the Outstanding Balance for which Borrower has received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered). If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 110% multiplied by the portion of the Outstanding Balance Borrower elects to repay.

2. Security. This Note is unsecured.

3. Redemption.

3.1. Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Conversion (as defined below) shall be calculated pursuant to the following formula: 60% multiplied by the lowest Closing Trade Price during the twenty (20) Trading Days immediately preceding the applicable Conversion (the "**Conversion Price**").

3.2. Redemptions. Beginning on the date that is six (6) months after the Purchase Price Date, Lender shall have the right, exercisable at any time in its sole and absolute discretion, to redeem all or any portion of the Note (such amount, the "**Redemption Amount**") by providing Borrower with a notice substantially in the form attached hereto as Exhibit A (each, a "**Redemption Notice**", and each date on which Lender delivers a Redemption Notice, a "**Redemption Date**"). Payments of each Redemption Amount may be made (a) in cash, or (b) by converting such Redemption Amount into shares of Common Stock (the "**Conversion Shares**") in accordance with this Section 3.2 (each, a "**Conversion**") per the following formula: the number of Conversion Shares equals the portion of the applicable Redemption Amount being converted divided by the Conversion Price, or (c) by any combination of the foregoing, so long as the cash is delivered to Lender on the third (3rd) Trading Day immediately following the applicable

Redemption Date and the Conversion Shares are delivered to Lender on or before the applicable Delivery Date (as defined below). Notwithstanding the foregoing, Borrower will not be entitled to elect a Conversion with respect to any portion of any applicable Redemption Amount and shall be required to pay the entire amount of such Redemption Amount in cash, if on the applicable Redemption Date there is an Equity Conditions Failure, and such failure is not waived in writing by Lender. Notwithstanding that failure to repay this Note in full by the Maturity Date is an Event of Default, the Redemption Dates shall continue after the Maturity Date pursuant to this Section 3.2 until the Outstanding Balance is repaid in full.

3.3. Allocation of Redemption Amounts. Following its receipt of a Redemption Notice, Borrower may either ratify Lender's proposed allocation in the applicable Redemption Notice or elect to change the allocation by written notice to Lender by email or fax within twenty-four (24) hours of its receipt of such Redemption Notice, so long as the sum of the cash payments and the amount of Conversions equal the applicable Redemption Amount. If Borrower fails to notify Lender of its election to change the allocation prior to the deadline set forth in the previous sentence, it shall be deemed to have ratified and accepted the allocation set forth in the applicable Redemption Notice prepared by Lender. Borrower acknowledges and agrees that the amounts and calculations set forth thereon are subject to correction or adjustment because of error, mistake, or any adjustment resulting from an Event of Default or other adjustment permitted under the Transaction Documents (an "**Adjustment**"). Furthermore, no error or mistake in the preparation of such notices, or failure to apply any Adjustment that could have been applied prior to the preparation of a Redemption Notice may be deemed a waiver of Lender's right to enforce the terms of any Note, even if such error, mistake, or failure to include an Adjustment arises from Lender's own calculation. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 8 below on or before each applicable Delivery Date. If Borrower elects to pay a Redemption Amount in cash, such payment must be delivered on the second Trading Day immediately following the Redemption Date. If Borrower elects to make a payment in cash and fails to make such payment by the required due date on two (2) separate occasions, Borrower shall lose the right to make payments of Redemption Amounts in cash in the future without Lender's written consent.

4. Defaults and Remedies.

4.1. Defaults. The following are events of default under this Note (each, an "**Event of Default**"): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) Borrower fails to deliver any Conversion Shares in accordance with the terms hereof; (c) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (d) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (e) Borrower makes a general assignment for the benefit of creditors; (f) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (g) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (h) Borrower or any pledgor, trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower or such pledgor, trustor, or guarantor contained herein or in any other Transaction Document (as defined in the Purchase Agreement), other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement; (i) any representation, warranty or other statement made or furnished by or on behalf of Borrower or any pledgor, trustor, or guarantor of this Note to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (j) the occurrence of a Fundamental Transaction without Lender's prior written consent; (k) Borrower fails to maintain the Share Reserve (as defined in the Purchase Agreement); (l) Borrower effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to Lender; (m) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than

$100,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; (n) Borrower fails to be DWAC Eligible; (o) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement; or (p) Borrower, any affiliate of Borrower, or any pledgor, trustor, or guarantor of this Note breaches any covenant or other term or condition contained in any Other Agreements.

4.2. Remedies. At any time and from time to time after Lender becomes aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (c), (d), (e), (f) or (g) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of twenty-two percent (22%) per annum or the maximum rate permitted under applicable law ("**Default Interest**"). For the avoidance of doubt, Lender may continue making Conversions (as defined below) at any time following an Event of Default until such time as the Outstanding Balance is paid in full. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower's failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7 occurs during the period that a Redemption Conversion Price is calculated hereunder, then the calculation of such Redemption Conversion Price shall be adjusted appropriately to reflect such event.

8. Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following each Redemption Date (the "**Delivery Date**"), Borrower shall, provided it is DWAC Eligible at such time and such Conversion Shares are eligible for delivery via DWAC, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Redemption Notice. If Borrower is not DWAC Eligible or such Conversion Shares are not eligible for delivery via DWAC, it shall deliver to Lender or its broker (as designated in the Redemption Notice), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Borrower or its transfer agent refuses to deliver any Conversion Shares without a restrictive securities legend to Lender on grounds that such issuance is in violation of Rule 144 under the Securities Act of 1933, as amended ("**Rule 144**"), Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Section 8. In conjunction therewith, Borrower will also deliver to Lender a written explanation from its counsel or its transfer agent's counsel opining as to why the issuance of the applicable Conversion Shares violates Rule 144.

9. Conversion Delays. If Borrower fails to deliver Conversion Shares in accordance with the timeframe stated in Section 8, Lender may at any time prior to receiving the applicable Conversion Shares rescind in whole or in part such Conversion, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). In addition, for each Conversion, in the event that Conversion Shares are not delivered by the third (3rd) Trading Day (inclusive of the day of the Conversion), a late fee equal to 2% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 but with a floor of $500.00 per day (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Share Value) will be assessed for each day after the third (3rd) Trading Day (inclusive of the day of the Conversion) until Conversion Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the "**Conversion Delay Late Fees**").

10. Restriction on Equity Sales. If at any time after the date that is six (6) months from the Purchase Price Date, Borrower is unable to issue Common Stock to Lender as result of any lock-up or other agreement or restriction prohibiting the issuance of Common Stock for a certain period of time, then the Outstanding Balance will automatically be increased by three percent (3%) for each thirty (30) day period that Borrower is prohibited from issuing Common Stock (which increase shall be pro-rated for any partial

period). For the avoidance of doubt, such increase to the Outstanding Balance shall be in addition to all other rights and remedies available to Lender under this Note and the other Transaction Documents and shall not be in lieu of, nor deemed to be a waiver of any other rights or remedies available to Lender under this Note or any of the other Transaction Documents, including without limitation calling an Event of Default if Borrower fails to deliver Conversion Shares in accordance with the terms of this Note.

11. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower shall not effect any conversion of this Note to the extent that after giving effect to such conversion would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the "**Maximum Percentage**"). For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. Notwithstanding the forgoing, the term "4.99%" above shall be replaced with "9.99%" at such time as the Market Capitalization is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term "4.99%" is replaced with "9.99%" pursuant to the preceding sentence, such increase to "9.99%" shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

12. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

13. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

14. Arbitration of Disputes. By its issuance or acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

15. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

16. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

17. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

18. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled "Notices."

19. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender's damages would be uncertain and difficult

(if not impossible) to accurately estimate because of the parties' inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender's and Borrower's expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

20. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

KINERJAPAY CORP.

By: ______________________________
Edwin Ng, Chief Executive Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

DRAPER, INC

By: ______________________________
Denise Aversano, President